SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2005 (June 9, 2005)

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal Mr. Stroupe offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2005, Symmetricom, Inc. (the “Company”) entered into a Part-Time Transition Employment Agreement (the “Agreement”) with Frederick B. Stroupe.  The Agreement is effective as of June 30, 2005 (the “Effective Date”), and supersedes the Change of Control Agreement dated February 8, 2002, which is filed as exhibit 10.2 to the Company’s quarterly report on Form 10-Q filed May 14, 2002.  Mr. Stroupe previously served as Executive Vice President and General Manager of the Company, and will continue to be employed by the Company in a part-time capacity for a two-year period after the Effective Date (the “Part-Time Employment Period”) at a salary of $150,000 per year, which salary shall be payable until the earlier of the end of the Part-Time Employment Period or the termination of employment by the Company for cause or by Mr. Stroupe for any reason.  All restricted stock held by Mr. Stroupe will continue to vest on its current schedule.  All currently vested options will continue to be exercisable until the earlier of (1) July 1, 2007, (2) ninety days following the termination of employment for any reason other than death or disability or (3) six months following the termination of employment due to death or disability.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed with this Form 8-K:

10.1	Executive Transition Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005	By:	/s/ Thomas W. Steipp
Thomas W. Steipp
President and Chief Executive Officer

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